UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA  92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 217-4838

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2013, Dr. Christopher McGuigan was appointed as a Director of Trovagene, Inc. (the “Company”) to serve until the next election of directors by the stockholders and until the election and qualification of his successor.  Dr. McGuigan was nominated for the position by the Corporate Governance/Nominating Committee of the Board of Directors.

Since 1995, Dr. McGuigan has been Professor, Welsh School of Pharmacy, Head of Medicinal Chemistry, at Cardiff University, UK. In 2011 he was appointed Deputy Pro Vice Chancellor to the University and in 2012 he was appointed Pro Vice Chancellor. He is also a member of the Editorial Board for the Journal of Molecular Pharmaceutics and is the past President of the International Society for Antiviral Research. Dr. McGuigan is a director of Synergy Pharmaceuticals Inc., a biotechnology company.  Dr. McGuigan received a B.S. and Ph.D. in Anticancer Drug Design from the University of Birmingham.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2013

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer